Exhibit 23.4

TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191
Consent of Independent Petroleum Engineers
To the Board of Directors
Crescent Energy Company:
We have issued our report dated January 21, 2026, on estimates of oil, natural gas and NGL reserves and forecasts of economics with respect to certain leasehold and royalty interests of Crescent Energy Company (the “Company”), which were acquired through the Company’s acquisition of Vital Energy, Inc. As independent oil and gas consultants, we hereby consent to the inclusion or incorporation by reference of our report and the information contained therein included in or made part of this Registration Statement on Form S-8 of the Company, as may be amended from time to time, as originally filed with the U.S. Securities and Exchange Commission on March 6, 2026.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
Houston, Texas
March 6, 2026

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